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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

          This Certificate of Formation of CenterPoint Energy Transition Bond Company II, LLC (the "Company") is being executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

                                    ARTICLE I

          The name of the Company is CenterPoint Energy Transition Bond Company II, LLC.

                                   ARTICLE II

          The address of the registered office of the Company in the County of New Castle, State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent of the Company at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 3, 2004.


                                        /s/ Rufus S. Scott
                                        ----------------------------------------
                                        Rufus S. Scott, Authorized Person